As filed with the Securities and Exchange Commission on November 12, 1998
                                                     Registration No. 333-10765

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------


                                 POST EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ----------------
                              NEWMONT GOLD COMPANY
               (Exact name of issuer as specified in its charter)
                                ----------------
           Delaware                 1700 Lincoln Street           13-2526632
        (State of other           Denver, Colorado 80203      (I.R.S. Employer
 jurisdiction of incorporation        (303) 863-7414         Identification No.)
       or organization)
               (Address, including zip code, and telephone number,
              including area code, of Principal Executive Offices)

            Newmont Gold Company Retirement Savings Plan (Non-Union)
                  Newmont Gold Company Retirement Savings Plan
                           for Hourly-Rated Employees
                              (Full Title of Plans)

                            Timothy J. Schmitt, Esq.
                              Newmont Gold Company
                               1700 Lincoln Street
                             Denver, Colorado 80203
                                 (303) 863-7414

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                ----------------
                                   Copies to:
                             Maureen Brundage, Esq.
                                White & Case LLP
                           1155 Avenue of the Americas
                            New York, New York 10036
                                 (212) 819-8200
                                ----------------

         The undersigned registrants undertook in Item 9 of the Registration Statement to which this Post-Effective Amendment relates (the "Registration Statement") to remove from registration any of the securities registered thereby which remain unsold at the termination of the offering. Pursuant to said undertaking, the undersigned registrants hereby remove from registration the 1,000,000 shares of Common Stock of Newmont Gold Company and the indeterminate amount of interests in the Newmont Gold Company Retirement Savings Plan (Non-Union) and the Newmont Gold Company Retirement Savings Plan for
Hourly-Rated Employees that were registered pursuant to the Registration Statement but which remain unsold as of the date hereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado, on the 12th day of November, 1998.



                                       NEWMONT GOLD COMPANY



                                       By: /s/ Timothy J. Schmitt
                                           ------------------------------------
                                           Name:   Timothy J. Schmitt
                                           Title:  Vice President, Secretary and
                                                   Assistant General Counsel

         Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed below by the following Persons, in the capacities indicated, on November 12, 1998.



            Signature                                      Title                              Date

/s/ Ronald C. Cambre                      President and Chief Executive Officer         November 12, 1998
---------------------------------         (Principal Executive Officer)
Ronald C. Cambre


/s/ Wayne W. Murdy                        Executive Vice President and Chief            November 12, 1998
---------------------------------         Financial Officer and Director (Principal
Wayne W. Murdy                            Financial Officer)


/s/ Lawrence T. Kurlander                 Director                                      November 12, 1998
---------------------------------
Lawrence T. Kurlander


/s/ Joy E. Hansen                         Director                                      November 12, 1998
---------------------------------
Joy E. Hansen


/s/ Linda K. Wheeler                      Controller                                    November 12, 1998
---------------------------------         (Principal Accounting Officer)
Linda K. Wheeler


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, each of the NGC Hourly Retirement Savings Plan and the NGC Salaried Retirement Savings Plan have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 12th day of November, 1998.



                               NEWMONT GOLD COMPANY RETIREMENT SAVINGS
                                 PLAN (NON-UNION)



                               By:  /s/ Dawn M. Putaturo
                                   -------------------------------------
                                   Name:   Dawn M. Putaturo
                                   Title:  Administration Committee Member



                              NEWMONT GOLD COMPANY RETIREMENT SAVINGS PLAN FOR
                                HOURLY-RATED EMPLOYEES



                              By:  /s/ Dawn M. Putaturo
                                   -------------------------------------
                                   Name:   Dawn M. Putaturo
                                   Title:  Administration Committee Member